EXHIBIT 32.02
CERTIFICATION BY SENIOR VICE PRESIDENT OF ACCOUNTING AND FINANCE
     I, Gregory T. Donovan, certify that (i) the Form 10Q for the quarter ended March 31, 2007 of Campbell Alternative Asset Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10Q for the quarter ended March 31, 2007 fairly presents, in all material respects, the financial condition and results of operations of Campbell Alternative Asset Trust.

CAMPBELL ALTERNATIVE ASSET TRUST By: Campbell & Company, Inc., managing owner
By:	/s/ Gregory T. Donovan
Gregory T. Donovan
Senior Vice President of Accounting and Finance May 15, 2007

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